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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                        LEGENDS FINANCIAL HOLDINGS, INC.

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

        1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

        2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, a majority of the board of directors, or, upon written demand, by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be the principal office of the Corporation, unless otherwise designated by the directors.

        3. NOTICE OF SHAREHOLDER MEETINGS. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

        4. QUORUM REQUIREMENTS. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the charter, these bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

        5. VOTING AND PROXIES. Every shareholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation at the time of any regular or special meeting. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

        1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board based on information presented by management. The Board shall examine at least once in each calendar year at intervals of not more than fifteen (15) months, all affairs of the Corporation, a report of which shall be included in the minutes.

        2. NUMBER AND TIME OF HOLDING OFFICE. Subject to the requirements of the Charter and the laws of the State of Tennessee, the board may from time to time by the vote of the majority of the whole board determine the number of directors by board resolution. The term "whole board" as used in the Bylaws shall mean the number of positions on the board regardless of the number of directors then in office. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be of legal age but need not be shareholders, unless state law, federal law or a bank regulatory agency so requires. Other qualifications may be required by statute.

        3. ELECTION OF DIRECTORS. Elections for each class of directors as set forth in the Charter shall be held at shareholders' meetings at which a quorum is present, and nominations for directors must be mailed to and received by the secretary of the corporation at the principal office of the corporation not less than one hundred twenty (120) days prior to the meeting at which directors are to be elected. Election shall be by written ballot, signed by the shareholder, unless a majority of the shareholders or the chairman of the meeting requires otherwise. At the election, each share of Common Stock shall have one (1) vote which may be cast by the owner of record, or by his authorized representative. The candidates receiving the largest number of votes shall be elected. Cumulative voting is not permitted.

        4. RESIGNATIONS AND REMOVALS. Any director at any time may resign by giving written notice of his resignation to the board, the president, or the secretary of the board. Any director who becomes disqualified shall forthwith resign his office; but upon the removal of his disqualification, he shall be eligible for election. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be as specified therein, then it shall take effect immediately upon its receipt by the board, the president, or the secretary of the board. Except as specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed for cause (as defined in the Charter) by a vote of a majority of the whole board. A director who is disqualified may be removed by the board.

        5. VACANCIES. Newly created directorships resulting from an increase in the number of authorized directors and vacancies occurring in the board for any reason, including, without limitation, removal from office by vote of the directors as herein provided, shall be filled only by a vote of a majority of the directors then in office, except as otherwise provided in the Charter. Any director so elected shall hold office until the annual meeting of shareholders at which the term of the class to which he has been elected expires.


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        6. MEETINGS. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, the president, any two (2) executive officers or one-third (1/3) of the board of directors.

        7. NOTICE OF DIRECTORS' MEETINGS. The annual and all regular board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than the minimum number of days before the meeting as permitted by law.

        8. QUORUM AND VOTE. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of Tennessee.

        9. EXECUTIVE AND OTHER COMMITTEES. The board of directors, by a resolution adopted by a majority of its members, may name an executive committee and other committees, consisting of one or more persons, and may delegate to such committee or committees any and all such authority as it deems desirable and as is permissible under Tennessee law.

                                  ARTICLE III

                                    OFFICERS

        1. NUMBER. The corporation shall have a president and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

        2. ELECTION AND TERM. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

        3. DUTIES. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the board of directors may from time to time provide. If not specified, the duties shall be as follows:

                (a) Chairman of the Board (if any): The chairman of the board shall preside at all meetings of the board of directors and shareholders, unless he requests another officer to preside in his stead. He shall perform all other duties as are properly required of him by the board of directors. The chairman shall have the power to call special meetings of the board of directors and of the shareholders, as provided for in these bylaws, and he shall have the power to sign and execute all contracts and instruments of



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        conveyance in the name of the corporation; to sign stock certificates, checks, drafts, and notes; to vote shares or interests in another corporation or other entity owned by the corporation.

                (b) President: The president shall perform such duties as may be assigned by the board of directors. In the case of death, disability or prolonged absence of the chairman, the president shall perform and be vested with all the duties and powers of the chairman.

                (c) Vice-President (if any): The vice-president shall perform such duties as may be assigned to him by the board of directors. In case of the death, disability, or absence of the president, the vice-president shall perform and be vested with all the duties and powers of the president.

                (d) Secretary: The secretary shall keep the minutes of the meetings of the board of directors and of the shareholders in a well bound book or books; he shall attend to the giving and serving of notice; he may sign with the president in the name of the corporation all stock certificates, contracts, and instruments authorized by the board of directors; he shall have charge of the certificate books and other books or papers as the board of directors may direct; all of which shall at all reasonable times be open to the examination of any director or shareholder, to the extent required by law, upon application at the office of the corporation during business hours; he shall authenticate records of the corporation; and he shall in addition perform all duties incident to the office of secretary, subject to the control of the board of directors. He shall submit such reports to the board of directors as may be required by it.

                (e) CFO (if any): The CFO shall have the custody of all funds and securities of the corporation and shall keep proper accounts of same; when necessary or proper, he shall endorse, on behalf of the corporation, all checks, notes, and other obligations and shall deposit the same to the credit of the corporation in such bank or banks as the board of directors may designate. He shall enter regularly in the books of the corporation to be kept by him for that purpose a full and accurate account of all monies received and paid out by him on account of the corporation, and he shall at all reasonable times exhibit his books and accounts to any director or shareholder upon application at the office of the corporation during business hours; he shall perform all acts incident to the position of the CFO, subject to the control of the board of directors.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

        1. RESIGNATIONS. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery to the corporation.



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        2. REMOVAL OF OFFICERS. Any officer or agent may be removed by the board at any time, with or without cause.

        3. REMOVAL OF DIRECTORS. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and, as provided in the charter, may be removed with cause by a majority vote of the entire board. "Cause" shall include a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the corporation.

        4. VACANCIES OF DIRECTORS. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including removal of a director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                   ARTICLE V

                                 INDEMNIFICATION

        1. LIABILITY OF OFFICERS AND DIRECTORS. No person shall be liable for any loss or damage suffered on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith and in accordance with the standard of conduct set forth in T.C.A. ss. 48-18-502.

        2. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation or such other corporation, except in relation to such matters to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.

                                   ARTICLE VI

                                  CAPITAL STOCK

        1. STOCK CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the board of



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directors. Unless otherwise decided by the board, such certificates shall be signed by the chairman of the board and the secretary of the corporation.

        2. TRANSFER OF SHARES. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

        3. LOSS OF CERTIFICATES. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                                  ARTICLE VII

                                ACTION BY CONSENT

        Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon and indicating each person or entity's vote or abstention on the action. The action must receive the affirmative vote of the number of votes that would be necessary to authorize or take such action at a meeting.

                                  ARTICLE VIII

                                    RESERVED

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

        Except as otherwise permitted by law, these bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders' meeting, or (2) a majority vote of the entire board of directors. Any change in the bylaws made by the board of directors, however, may be amended or repealed by the shareholders.

                                  CERTIFICATION

        I certify that these bylaws were adopted by the organizational meeting of the corporation held on February 27, 2002.


                                         /s/ Thomas E. Bates, Jr.
                                         --------------------------------------
                                         Thomas E. Bates, Jr






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